Exhibit 99.2

GigOptix, Inc. and CPqD Announce Signing of Definitive Agreements to Incept BrPhotonics

Produtos Optoeletrônicos LTDA., a New Joint Venture Company in Brazil

BrPhotonics is Set to Provide Advanced High-Speed Components for Optical Communications

Utilizing Silicon Photonics (SiPh) and Thin Film Polymer on Silicon (TFPSTM) Technologies to

Advance 100Gbps to 1Tbps Fiber-Optic Long Haul, Metro Links and Cloud-connectivity in

CFP2 and CFP4 Applications

SAN JOSE, Calif. – February 11, 2014 — GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced high speed semiconductor components for use in long haul and metro telecom, Cloud connectivity, data centers, consumer electronics links and interactive applications, through optical and wireless communications networks, today jointly announced with CPqD, a leading Brazil-based research center organization focused on Information and communication technologies with solid activities on optical communications at systems and devices level, the signing of definitive agreements to incept a newly established joint venture company named BrPhotonics Produtos Optoeletrônicos LTDA. (BrP), headquartered in Campinas, Brazil.

Both partners will transfer into BrPhotonics their knowledge-base and intellectual property of current existing technologies, and will jointly work through the partnership to enhance, develop, and commercialize advanced products based on these technologies. GigOptix will transfer to Brazil its Thin Film Polymer on Silicon (TFPSTM) technology, inventory related to the TFPSTM platform, as well as the complete production line equipment currently residing at its Bothell, Washington, facility. CPqD will transfer to BrPhotonics its Silicon Photonics (SiPh) technology, optical packaging expertise and design and testing capabilities. In addition, CPqD will provide space for the BrPhotonics corporate headquarters and the funding for the BrPhotonics operations.

Business Structure

The ownership of BrPhotonics will be split between the companies, with CPqD controlling a 51% share and the remaining 49% controlled by GigOptix. BrPhotonics will be managed by a team that will be comprised of three Officers, and four Board of Directors. The Board of Directors of BrPhotonics will include two representatives from GigOptix and two representatives from CPqD, and will be initially chaired by GigOptix Chairman of the Board of Directors and Chief Executive Officer Dr. Avi Katz. BrPhotonics will launch operations immediately and will announce shortly the nominated executives and board members.

GigOptix will act as BrPhotonics’ global exclusive sales and marketing agent for all its products, except in Brazil, where the sales will be done directly by BrPhotonics. BrPhotonics will enable GigOptix to extend its business footprint in Brazil through access to BrPhotonics’ regional office and sales force.

BrPhotonics’ headquarters will be located within the CPqD campus. Logistics of the transfer of equipment and IP to BrPhotonics facility will begin immediately. For sales inquiries please contact Sales@gigoptix.com or www.brphotonics.com.

“Today we are honored and delighted to announce the joint venture partnership between GigOptix and CPqD to form BrPhotonics,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “The creation of BrPhotonics is another innovative business strategy from GigOptix to gain access to advanced technologies and partner with some of the most highly skilled technical teams in the world. This latest agreement follows our long history of similar access to new technologies, including when GigOptix licensed the Silicon Germanium

Millimeterwave Technology from IBM for E-band chipsets in June 2012, and several successful corporate acquisitions. More so, with the inception of BrPhotonics, GigOptix is setting a new and solid foothold in Brazil which is one of the fastest growing markets for our entire high-speed communications devices portfolio, as part of our global reach enhancement.”

“CPqD is delighted to announce the creation of BrPhotonics as a strategic step to increase photonic companies’ ecosystem in Brazil,” said Helio Graciosa, CEO of CPqD. “BrPhotonics creation represents an opportunity to reach the market with the latest advances in integrated photonics developed at CPqD in last years, supported by Brazilian Government (Ministry of Communications/FUNTTEL and Ministry of Science, Technology and Innovation/FINEP). The complementary R&D activities between CPqD and GigOptix are key drivers to BrPhotonics roadmap and future products.”

“This partnership leverages expertise from GigOptix and CPqD to bring small form factor Thin Film Polymer on Silicon (TFPSTM) modulation devices and Silicon Photonics (SiPh) based products to the market in the fastest and most efficient manner. CPqD brings a wealth of silicon photonics knowledge, device designs, optical device packaging, and world renowned systems capability to the partnership, and GigOptix reciprocates with our well-developed TFPSTM technology and our world-wide deep commercialization reach. GigOptix will continue to enhance our fabless, process-agnostic business model and to focus our efforts on the design and commercialization of semiconductor devices for high speed communication links. This enables information streaming, end-to-end, over the network from the content generator and into the end-user appliances,” said Dr. Avi Katz.

“We are honored to sign the BrPhotonics joint venture partnership with GigOptix. BrPhotonics has been launched with a great technological capability with the advanced Thin Film Polymer on Silicon technology from GigOptix and Silicon Photonics technology from CPqD. We are also pleased with the strong support that we have received from the Brazilian government in the formation of BrPhotonics. The business plan for BrPhotonics that has been put together with CPqD and GigOptix represents a significant development opportunity for new optical components, reference platforms, and technologies,” said Mr. Helio Graciosa.

Business Partnership

BrPhotonics’ roadmap will include a 100Gbps DP-QPSK TOSA and ROSA for CFP2 form factor reference platforms with the integration of a TFPSTM modulator today. Future products are expected to include the development of a next generation 100Gbps to 1Tbps TOSA and ROSA for CFP4 form factor reference platforms utilizing Silicon Photonics components. The TFPSTM technology is an excellent zero-chirp medium for electro-optical modulation and capable of very high data rates in advanced linear and multi-level modulation systems. Silicon Photonics has many potential advantages including longer optical link distances, lower power and cost, and smaller form factors. These technology advantages may enable novel communications architectures and platforms to address capacity concerns with growing cloud services, entertainment on-demand, and big data processing.

In the January 2014 MarketsandMarkets report Silicon Photonics Market by Products (Silicon Optical Interconnects & Wavelength Division Multiplexer Filters & Others), Applications (Telecommunication, Datacom, High Performance Computing & Others) & Geography – Analysis & Forecast (2013-2020), the Silicon Photonics global market revenue is estimated to grow from $88.66 million in 2013 to $410.78 million in 2020 at a CAGR of 24.5%. According to this market research report, this growth will be led by the telecom and datacom applications market for Silicon Photonics products. The report also projects that the Silicon Photonics applications in the high performance computing sector are expected to grow rapidly in the coming seven years with a CAGR of 48%.

BrPhotonics’ products will utilize sophisticated TFPSTM and SiPh technologies to advance 100Gbps to 1Tbps fiber-optics long haul, metro links and cloud connectivity. BrPhotonics’ unique portfolio of small form factor components will address CFP2 and CFP4 applications by enabling greater network capacity through superior linearization, multi-level modulation, and other advanced techniques.

Demonstration at OFC

BrPhotonics will showcase a 100Gbps TOSA for CFP2 reference design at OFC2014, scheduled for March 11-13, 2014, in San Francisco, Calif., at the GigOptix’s Booth (Booth #1531).

About BrPhotonics Produtos Optoeletrônicos LTDA. (BrP)

BrPhotonics is a leading provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communication networks. The products utilize sophisticated technologies such as Silicon Photonics (SiPh) and Thin Film Polymer on Silicon (TFPSTM) to advance the 100Gbps to 1Tbps fiber-optics long haul, metro links and cloud connectivity. BrPhotonics’ unique portfolio of small form factor components addresses CFP2 and CFP4 applications by enabling a greater network capacity through superior linearization, multi-level modulation, and other advanced techniques.

About CPqD

CPqD is an independent institution, focused on innovation in information and communication technologies (ICTs). The solutions of the contributing authors are used by businesses and institutions in Brazil and internationally in sectors such as telecommunications, utilities, financial, industrial, public administration and defense and security. Operating for 37 years, CPqD has more than 1,300 highly trained professionals, recognized for their creativity and commitment to high quality standards. Today CPqD has the largest program of R&D in Latin America, partially supported by Brazilians R&D Funds, in its area of operation and aims to contribute to Brazil’s competitiveness and digital inclusion society leading to market product technologies, mission-critical systems and technology services and consulting that benefit large and small businesses, increasing efficiency, and leveraging these business entrepreneurship in Brazil.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. The products address long haul and metro telecom applications as well as emerging high-growth opportunities for Cloud and data centers connectivity, and interactive applications for consumer electronics. GigOptix offers a unique broad portfolio of Drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements of GigOptix within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the acts to be conducted to continue with the formation and operation of BrPhotonics and the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the plans for BrPhotonics and its relationship with GigOptix. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, and the ability of the partners to BrPhotonics to work together in furtherance of its operational objectives. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the GigOptix’ filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to GigOptix as of the date hereof, and GigOptix assumes no obligation to update any forward-looking statement.

Media:

GigOptix, Inc.

Dr. Josh Nakaska, 408-522-3172

Marketing Director

jnakaska@gigoptix.com

Investor Relations:

Darrow Associates, Inc.

Jim Fanucchi, 408-404-5400

ir@gigoptix.com